Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs, Inc.
(303) 848-7322
mjacobs@crocs.com

Media Contact:	Ryan Roccaforte, Crocs, Inc.
(303) 848-7116
rroccaforte@crocs.com

Crocs, Inc. Reports Third Quarter 2018 Results
Revenues and Gross Margin Exceeded Guidance
Income from Operations Grew 418% and Diluted Earnings Per Share Rose to $0.07
Raises Full Year Guidance
___________________________________________________________________________

NIWOT, COLORADO — November 8, 2018 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women, and children, today announced its third quarter 2018 financial results.

Andrew Rees, President and Chief Executive Officer, said, “By executing against our strategic priorities, we drove strong quarterly performance with revenues up 7.3%, gross margin increasing 250 basis points to 53.3% and income from operations increasing 418% to $13.9 million. Our diluted EPS was $0.07, improving significantly compared to last year’s third quarter $0.03 loss. We achieved these strong results by continuing to grow our brand strength and demand for our clogs and sandals. We anticipate a strong finish to the year and have increased our 2018 guidance accordingly, and we are excited about our growth prospects for 2019.”

Third Quarter 2018 Operating Results:

•
Revenues were $261.1 million, a 7.3% increase over the third quarter of 2017, or 9.3% on a constant currency basis. This growth was achieved despite the loss of approximately $15 million due to operating fewer stores and business model changes. E-commerce grew 23.2%, wholesale grew 9.3%, and retail comparable store sales increased 15.0%.

•	Gross margin was 53.3%, improving 250 basis points over last year’s third quarter.

•
Selling, general and administrative expenses (“SG&A”) were $125.2 million compared to $120.8 million in the third quarter of 2017. This was higher than guidance due to incentive compensation and other variable costs associated with higher revenues. As a percent of revenues, SG&A improved 170 basis points to 47.9%. Third quarter 2018 results included $6.3 million of non-recurring charges compared to $3.6 million in last year’s third quarter. Those charges consisted of $5.0 million incurred in connection with the closure of the Company’s manufacturing facilities, approximately $3.7 million of which were non-cash, and $1.3 million associated with the Company’s SG&A reduction plan.

•
Income from operations increased to $13.9 million from $2.7 million in last year’s third quarter. Net income attributable to common stockholders was $6.5 million, or $0.07 per diluted share, compared to a loss of $2.3 million, or a $0.03 loss per diluted share, in last year’s third quarter. We had 72.8 million and 71.9 million weighted average diluted common shares outstanding during the three months ended September 30, 2018 and 2017, respectively.

Balance Sheet and Cash Flow Highlights:

•
Cash and cash equivalents as of September 30, 2018 increased 13.9% to $203.0 million compared to $178.2 million as of September 30, 2017 in response to higher sales and gross margins in combination with a disciplined approach to expenses. At September 30, 2018, there were no borrowings outstanding on our credit facility, and in November 2018, we increased the size of the facility to $150 million from $100 million.

•	Inventory declined 16.1% to $117.7 million as of September 30, 2018 compared to $140.3 million as of September 30, 2017, reflecting the Company’s continued focus on inventory management.

•	Cash provided by operating activities increased 6.8% to $85.9 million during the first nine months of 2018 compared to $80.4 million during the first nine months of 2017.

•	Capital expenditures during the first nine months of 2018 were $5.2 million compared to $14.3 million during the same period in 2017, as the Company incurred lower technology-related expenditures.

Share Repurchase Activity:

During the third quarter of 2018, the Company repurchased 604,000 shares of its common stock for $11.1 million, at an average price of $18.39 per share. As of September 30, 2018, approximately $182 million of the Company’s current $500 million share repurchase authorization remained available for future share repurchases.

Financial Outlook:

Fourth Quarter 2018:
With respect to the fourth quarter of 2018, the Company expects:

•	Revenues of $195 to $205 million compared to $199.1 million in the fourth quarter of 2017, including a negative currency impact estimated at $5 million.

•	Gross margin to be approximately 80 to 100 basis points above last year’s 45.4% rate.

•
SG&A to be approximately $10 million below last year’s fourth quarter SG&A of $120.7 million. This includes non-recurring charges of approximately $2 million compared to $9.4 million of non-recurring charges in the fourth quarter of 2017.

Full Year 2018:
With respect to 2018, the Company now expects:

•	Revenues to be 4 to 5% higher than 2017 revenues of $1,023.5 million, up from prior guidance of a low single digit increase based on the strength of our results.

•	Gross margin to increase approximately 100 basis points over 2017 gross margin of 50.5%, up from our prior guidance of a 70 to 100 basis point increase.

•
SG&A to be approximately $495 million compared to last year’s $499.9 million and prior guidance calling for SG&A to be slightly higher than $485 million. This change reflects increased incentive compensation and other variable costs associated with higher revenues. Non-recurring charges are expected to be $19 million. Approximately $13 million of that amount relates to the closure of our manufacturing facilities, approximately $6 million of which will be non-cash. Non-recurring charges in 2017 were $17 million.

•	Income from operations to be slightly under $60 million compared to $17.3 million in 2017 and our prior guidance of $50 million.

•	Depreciation and amortization to be approximately $30 million compared to $33.1 million in 2017.

•	Income tax expense of approximately $17 million compared to $7.9 million in 2017.

2019 Preview:

With respect to 2019 revenues, the Company expects a mid-single digit increase over 2018 revenues. We anticipate that e-commerce and wholesale growth will more than offset lower retail revenues associated with our reduced store count, which we expect to reduce revenues by approximately $25 million. Adding back that $25 million reduction, we would expect 2019 revenues to be up mid to high single digits over our anticipated 2018 revenues.

Conference Call Information:

A conference call to discuss third quarter 2018 results is scheduled for today, Thursday, November 8, 2018 at 8:30 a.m. EST. The call participation number is (888) 771-4371. A replay of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call, and can access a replay of the call at (630) 652-3042. All of these calls will require the use of the conference identification number 47676603. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through November 8, 2019.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. Every pair of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2018, Crocs reinforces its mission of “everyone comfortable in their own shoes” with the second year of its global Come As You Are™ campaign. To learn more about Crocs or Come As You Are, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our revenue, gross margin, SG&A, income from operations, depreciation and amortization, and tax expense outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of November 8, 2018. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimates provided in the “Financial Outlook” section above, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$261,064	$243,273	$872,216	$824,401
Cost of sales	122,005	119,810	411,884	397,547
Gross profit	139,059	123,463	460,332	426,854
Selling, general and administrative expenses	125,164	120,778	383,451	379,141
Income from operations	13,895	2,685	76,881	47,713
Foreign currency gains (losses), net	233	(257)	1,587	181
Interest income	422	269	847	576
Interest expense	(126)	(167)	(371)	(539)
Other income, net	160	54	229	187
Income before income taxes	14,584	2,584	79,173	48,118
Income tax expense	4,092	955	17,850	13,519
Net income	10,492	1,629	61,323	34,599
Dividends on Series A convertible preferred stock	(3,000)	(3,000)	(9,000)	(9,000)
Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature	(972)	(892)	(2,854)	(2,621)
Net income (loss) attributable to common stockholders	$6,520	$(2,263)	$49,469	$22,978
Net income (loss) per common share:
Basic	$0.08	$(0.03)	$0.60	$0.26
Diluted	$0.07	$(0.03)	$0.58	$0.26
Weighted average common shares outstanding:
Basic	67,821	71,895	68,223	73,212
Diluted	72,774	71,895	71,104	74,160

EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to common stockholders	$6,520	$(2,263)	$49,469	$22,978
Less: Net income allocable to Series A Preferred stockholders (1)	(1,114)	—	(8,319)	(3,642)
Remaining net income (loss) available to common stockholders - basic and diluted	$5,406	$(2,263)	$41,150	$19,336
Denominator:
Weighted average common shares outstanding - basic	67,821	71,895	68,223	73,212
Plus: dilutive effect of stock options and unvested restricted stock units	4,953	—	2,881	948
Weighted average common shares outstanding - diluted	72,774	71,895	71,104	74,160

Net income (loss) per common share:
Basic	$0.08	$(0.03)	$0.60	$0.26
Diluted	$0.07	$(0.03)	$0.58	$0.26
(1) Represents the amount which would have been paid to preferred stockholders in the event the Company had declared a dividend on its common stock.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$203,046	$172,128
Accounts receivable, net of allowances of $20,508 and $31,389, respectively	110,478	83,518
Inventories	117,684	130,347
Income taxes receivable	11,872	3,652
Other receivables	9,387	10,664
Restricted cash - current	1,908	2,144
Prepaid expenses and other assets	25,856	22,596
Total current assets	480,231	425,049
Property and equipment, net of accumulated depreciation and amortization of $81,043 and $91,806, respectively	24,216	35,032
Intangible assets, net	48,196	56,427
Goodwill	1,634	1,688
Deferred tax assets, net	12,567	10,174
Restricted cash	2,244	2,783
Other assets	8,858	12,542
Total assets	$577,946	$543,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,125	$66,381
Accrued expenses and other liabilities	99,793	84,446
Income taxes payable	24,683	5,515
Current portion of borrowings and capital lease obligations	11	676
Total current liabilities	181,612	157,018
Long-term income taxes payable	4,334	6,081
Other liabilities	9,679	12,298
Total liabilities	195,625	175,397
Commitments and contingencies:
Series A convertible preferred stock, par value $0.001 per share, 1.0 million shares authorized, 0.2 million outstanding, liquidation preference $203 million	185,288	182,433
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250 million shares authorized, 96.0 million and 94.8 million issued, 67.6 million and 68.8 million outstanding, respectively	96	95
Treasury stock, at cost, 28.4 million and 26.0 million shares, respectively	(371,107)	(334,312)
Additional paid-in capital	383,090	373,045
Retained earnings	239,900	190,431
Accumulated other comprehensive loss	(54,946)	(43,394)
Total stockholders’ equity	197,033	185,865
Total liabilities and stockholders’ equity	$577,946	$543,695

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$61,323	$34,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,535	24,701
Unrealized foreign currency (gain) loss, net	(2,028)	1,017
Share-based compensation	9,320	6,851
Other non-cash items	8,104	(1,208)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(37,394)	(9,068)
Inventories	4,468	12,435
Prepaid expenses and other assets	5,271	12,997
Accounts payable, accrued expenses and other liabilities	15,271	(1,909)
Cash provided by operating activities	85,870	80,415
Cash flows from investing activities:
Purchases of property, equipment, and software	(5,224)	(14,263)
Proceeds from disposal of property and equipment	1,325	1,562
Cash used in investing activities	(3,899)	(12,701)
Cash flows from financing activities:
Proceeds from bank borrowings	—	5,500
Repayments of bank borrowings and capital lease obligations	(680)	(8,222)
Dividends—Series A convertible preferred stock	(9,000)	(9,000)
Repurchases of common stock	(37,046)	(25,645)
Other	31	(233)
Cash used in financing activities	(46,695)	(37,600)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5,133)	499
Net change in cash, cash equivalents, and restricted cash	30,143	30,613
Cash, cash equivalents, and restricted cash—beginning of period	177,055	152,646
Cash, cash equivalents, and restricted cash—end of period	$207,198	$183,259

CROCS, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
	2018	2017	2018	2017	Q3 2018-2017	YTD 2018-2017	Q3 2018-2017	YTD 2018-2017
	(in thousands)
Wholesale:
Americas	$44,883	$41,642	$171,477	$169,975	7.8%	0.9%	12.2%	2.2%
Asia Pacific (2)	40,938	36,286	172,152	155,541	12.8%	10.7%	16.1%	7.6%
Europe (2)	29,373	28,576	130,150	116,932	2.8%	11.3%	5.5%	3.8%
Other businesses	1,525	254	2,133	545	500.4%	291.4%	515.0%	288.3%
Total wholesale	116,719	106,758	475,912	442,993	9.3%	7.4%	12.9%	4.9%
Retail:
Americas	65,247	57,404	156,557	145,809	13.7%	7.4%	13.9%	7.4%
Asia Pacific (2)	22,942	29,497	71,359	87,631	(22.2)%	(18.6)%	(22.1)%	(21.0)%
Europe (2)	10,345	12,434	29,601	35,751	(16.8)%	(17.2)%	(13.3)%	(18.5)%
Total retail	98,534	99,335	257,517	269,191	(0.8)%	(4.3)%	(0.2)%	(5.3)%
E-commerce:
Americas	26,827	21,413	70,515	58,552	25.3%	20.4%	25.7%	20.3%
Asia Pacific	11,283	9,537	45,134	35,483	18.3%	27.2%	19.6%	22.2%
Europe	7,701	6,230	23,138	18,182	23.6%	27.3%	25.4%	20.8%
Total e-commerce	45,811	37,180	138,787	112,217	23.2%	23.7%	24.1%	21.0%
Total revenues	$261,064	$243,273	$872,216	$824,401	7.3%	5.8%	9.3%	3.8%

(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Non-GAAP Measures” on page 8 for more information.
 (2) In the third quarter of 2018, certain revenues previously reported within the ‘Asia Pacific’ segment were shifted to the ‘Europe’ segment. The previously reported amounts for wholesale and retail revenues in these regions for the three and nine months ended September 30, 2017 have been revised to conform to the current year presentation. See ‘Impacts on revenue of segment composition change’ table below for more information.

Impacts on revenue of segment composition change:

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
	Increase (Decrease)
	(in thousands)
Wholesale:
Asia Pacific	$(4,719)	$(21,545)
Europe	4,719	21,545
Retail:
Asia Pacific	—	(2,827)
Europe	—	2,827

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	June 30, 2018	Opened	Closed/Transferred	September 30, 2018
Company-operated retail locations:
Type:
Kiosk/store in store	69	—	—	69
Retail stores	126	1	6	121
Outlet stores	203	2	6	199
Total	398	3	12	389
Operating segment:
Americas	169	1	1	169
Asia Pacific	161	2	8	155
Europe	68	—	3	65
Total	398	3	12	389

	December 31, 2017	Opened	Closed/Transferred	September 30, 2018
Company-operated retail locations:
Type:
Kiosk/store-in-store	71	—	2	69
Retail stores	161	1	41	121
Outlet stores	215	3	19	199
Total	447	4	62	389
Operating segment:
Americas	175	1	7	169
Asia Pacific	186	3	34	155
Europe	86	—	21	65
Total	447	4	62	389

CROCS, INC. AND SUBSIDIARIES
COMPARABLE RETAIL STORE SALES AND DIRECT TO CONSUMER COMPARABLE STORE SALES
(UNAUDITED)

Comparable retail sales and direct to consumer sales by operating segment were:

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Comparable retail store sales: (2)
Americas	19.9%	2.8%	13.0%	(0.3)%
Asia Pacific (3)	3.2%	(2.9)%	3.4%	(1.8)%
Europe	15.1%	(2.1)%	11.4%	(2.1)%
Global	15.0%	0.4%	10.1%	(1.0)%

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Direct to consumer comparable store sales (includes retail and e-commerce): (2)
Americas	21.6%	9.2%	15.2%	2.4%
Asia Pacific (3)	8.4%	3.7%	10.4%	8.6%
Europe (3)	19.3%	4.9%	15.4%	2.5%
Global	17.9%	7.0%	13.8%	4.3%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Non-GAAP Measures” on page 8 for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.
(3) In the third quarter of 2018, certain revenues and expenses previously reported within the ‘Asia Pacific’ segment were shifted to the ‘Europe’ segment. The previously reported amounts for comparable retail store sales and direct to consumer store sales for the three months ended September 30, 2017 were not impacted. The previously reported amounts for comparable retail store sales and direct to consumer store sales for the nine months ended September 30, 2017 have been revised to conform to the current period presentation. The adjustments for this revision had the following impacts: Asia Pacific comparable retail stores decreased by 0.1%; Europe comparable retail stores increased by 0.2%; Asia Pacific direct to consumer comparable store sales increased by 0.2%; Europe direct to consumer comparable store sales decreased by 0.1%.